UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 30, 2009

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

Following its review of the recent RiskMetrics Group analysis of the proposals to be submitted to stockholders at our 2009 Annual Meeting of Stockholders, on July 30, 2009, our Board of Directors approved an amendment to our 2008 Stock Incentive Plan to reduce the proposed increase in the number of shares subject to the 2008 Stock Incentive Plan from 1,800,000 to 1,600,000. The proposed 1,600,000 share increase will reduce the potential dilutive impact of the 2008 Stock Incentive Plan on other stockholders as compared to the originally proposed 1,800,000 share increase. The 2008 Stock Incentive Plan, as so amended, remains subject to stockholder approval at the 2009 Annual Meeting of Stockholders to be held on Wednesday, August 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Chief Financial Officer

Date: July 30, 2009